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                                                               EXHIBIT 10.6


                             ACCQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "AGREEMENT") is dated as of January 29, 1999, by and between POSITIVE ASSET REMARKETING, INC., a Massachusetts corporation ("PAR") and its undersigned shareholders (each a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS"), and WORLD WIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX").

                                    RECITALS

         A. PAR holds certain rights under a Memorandum of Understanding dated October 26, 1998 (the "MOU") by and among B.D.F., LLC an affiliate of Michael Fox International, Inc. (together, "FOX"), Henry Butcher USA, Inc. ("BUTCHER"), and PAR, to a 50% membership interest ("PAR'S MEMBERSHIPS INTEREST") in AsseTrade.com, a to-be-formed Delaware limited liability company ("ASSETRADE"). As of the date of this Agreement, AsseTrade has been created as AsseTrade.com, Inc., a Delaware corporation, with the intent that is shall be re-created as a limited liability company as soon as feasible following the closing under this Agreement. As used herein, "Par's Membership Interest" shall include PAR's rights under the MOU to 50% of any capital stock issued by AsseTrade.com, Inc., and any such capital stock that may have been issued to PAR prior to the date hereof.

         B. Under the terms of the MOU, Butcher-Fox, LLC, a Maryland limited liability company owned by Butcher and Fox ("BUTCHER-FOX"), holds or will hold the remaining 50% membership interest in AsseTrade ("BUTCHER-FOX'S MEMBERSHIP INTEREST").

         C. AsseTrade expects to hold certain worldwide, perpetual licensing rights to the ORBIT System Software (On-line Reciprocal Business and Inventory Transaction System), an electronic commerce system to be used as a transaction tool for auction sales conducted over the internet ("ORBIT"), pursuant to a Software License Agreement to be entered into with BarterOne, LLC (the "ORBIT LICENSE"), and intends to engage in the business of developing and marketing on-line auction services to major corporation (the "BUSINESS"). PAR holds certain additional assets and right used or useful in the conduct of the Business, including certain rights related to ORBIT (the "PAR ASSETS").

         D. PAR desires to transfer the PAR Assets and one-half of PAR's Membership Interest (collectively, the "PURCHASED ASSETS") to WWWX, and WWWX desires to acquire the Purchased Assets, on the terms and subject to the conditions set forth herein.

         E. The Shareholders collectively own all of the issued and outstanding shares of the capital stock of PAR, and WWWX desires that the Shareholders enter into certain agreements with WWWX as a condition precedent to the closing hereunder.

         NOW THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


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         SECTION 1. PURCHASE AND SALE

         1.1 AGREEMENT TO SELL. At the Closing (hereinafter defined), PAR shall sell, grant, convey, transfer, assign and deliver to WWWX, upon the terms and subject to the conditions of this Agreement, free and clear of all liens, encumbrances and charges of any kind, one-half of PAR's Membership Interest (i.e., a 25% membership interest in AsseTrade or 25% of the issued and outstanding capital stock of AsseTrade.com, Inc.) and the PAR Assets. As used herein, the "PAR Assets" shall include all of PAR's right, title and interest in and to assets (other than PAR's Membership Interest) of any kind, character and description, whether tangible, intangible, real, personal or mixed, wherever located, including but not limited to the assets set forth in Schedule 1.1 hereto and all equipment, inventories, accounts receivable, trade secrets, customer lists, goodwill, intellectual property, contracts, books and records, telephone numbers, licenses, permits, software, hardware and disks, data filed (whether on disks or other media), logos, trademarks, tradenames, marketing materials, technology, and technical know-how.

         1.2 AGREEMENT TO PURCHASE. At the Closing, WWWX shall acquire from PAR, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of PAR and the Shareholders in this Agreement and in the Exhibits and Schedules hereto, the Purchased Assets and, as consideration therefore, shall pay to PAR the Purchase Price (hereinafter defined).

         SECTION 2. PURCHASE PRICE; NO ASSUMPTION OF LIABILITIES

         2.1 PURCHASE PRICE. In consideration for the Purchased Assets and the Non-Competition Agreement set forth below (the "PURCHASE PRICE"), WWWX shall issue and deliver to PART Three Million Five Hundred Thousand (3,500,000) fully paid and non-assessable shares of the common stock of WWWX (the "WWWX Stock"), which shares are being issued in a private placement subject to all applicable Federal and State securities laws, regulations and restrictions, and shall bear a legend to that effect.

         2.2 NO ASSUMPTION OF LIABILITIES. WWWX is not assuming or agreeing to pay or discharge any of the liabilities and obligations of PAR, whether or not associated with or arising out of the Business, and nothing in this Agreement or otherwise shall be construed to the contrary. All such liabilities and obligations, whether known or unknown, direct or contingent, in litigation or threatened or not yet asserted with respect to any aspect of the Business or otherwise are and shall remain the responsibility of PAR. Without limiting the generality of the foregoing, PAR shall remain specifically responsible for (a) any liabilities with respect to any Taxes (as herein defined), (b) any obligation for any employee grievance pending at the Closing Date or accruing prior to the Closing Date, (c) any obligations for trade accounts payable owed on the Closing Date. Further, in no event shall WWWX assume or incur any liability or obligation with respect to any Taxes payable by PAR incident to or arising as a consequence of the consummation by PAR of this Agreement or any cost or expense incurred by PAR incident to or arising as a consequence of such consummation of the negotiations in connection with this Agreement.



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         SECTION 3. CLOSING; TRANSFER PROCEDURES

         3.1 CLOSING. The closing of the sale and purchase of the Purchased Assets (the "CLOSING") shall be held at 10 a.m., local time, on February 5, 1999 (the "CLOSING DATE") at the offices of WWWX, or on such other date and at such other time or place as the parties may agree in writing.

         3.2 TRANSFER OF THE PURCHASED ASSETS. At the Closing, PAR shall deliver to WWWX such bills of sale, endorsements, stock certificates, assignments and instruments of conveyance and transfer, in form and substance reasonably satisfactory to WWWX, as shall be reasonably required to vest in WWWX all of PAR's right, title and interest in and to the Purchased Assets free and clear of all liens and encumbrances as provided in Section 3.4.

         3.3. PURCHASE PRICE. At the Closing, WWWX shall deliver to PAR the WWWX Stock, in accordance with Section 2 hereof.

         3.4 RELEASE OF LIENS. At or prior to the Closing, PAR shall deliver all necessary releases of liens and Uniform Commercial Code termination statements in forms reasonably acceptable to counsel for WWWX so that PAR's title to the Purchased Assets is free and clear of all liens and encumbrances or as of the Closing will be.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF PAR AND THE SHAREHOLDERS

         PAR and the Shareholders hereby jointly and severally represent and warrant to WWWX, intending for WWWX to rely hereon, as follows:

         4.1 ORGANIZATION AND GOOD STANDING. PAR is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. AsseTrade is a corporation, and following the Closing will be re-created as a limited liability company, duly organized, validly existing and in good standing under the laws of the Sate of Delaware. PAR owns PAR's Membership Interest free and clear of any liens, encumbrances or other rights of third parties. PAR's Membership Interest and Butcher-Fox's Membership Interest together constitute 100% of the interests in AsseTrade, and there are no outstanding options or rights to purchase or otherwise acquire any interest in AsseTrade of any kind or character, or any rights or interests convertible into or exchangeable for, or otherwise entitling anyone to acquire any such interest. Attached hereto as Exhibit "A" is a true and complete copy of the MOU and the Certificate of Incorporation and By-Laws of AsseTrade, together with any and all amendments thereto or modifications thereof (the "ASSETRADE DOCUMENTS"). The AsseTrade Documents are in full force and effect and unmodified except as specifically set forth in Exhibit A, PAR has performed all of its obligations to be performed thereunder, and neither PAR nor any of the Shareholders has any knowledge of any default or claimed or alleged default, or state of facts which with notice or lapse of time or both, would constitute a default, in any obligation of PAR or of any other party to be performed thereunder.

         4.2 FINANCIAL CONDITION. PAR has delivered to WWWX a business plan with financial


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projections for the Business (the "FINANCIALS"). The Financials and the
schedules to this Agreement collectively represent true and complete lists of the assets and liabilities of PAR and AsseTrade on the date hereof and as anticipated to exist at the Closing, and together present fairly the financial condition, results or operations, business, properties, assets, liabilities and future prospects of AsseTrade and the Business as of the dates thereof and for the periods indicated therein, there has been no material adverse change in the financial condition or future prospects of AsseTrade or the Business, and no fact is known to PAR or the Shareholders which materially adversely affects or in the future may materially adversely affect the financial condition or future prospects of AsseTrade or the Business.

         4.3 TITLE TO ASSETRADE ASSETS. AsseTrade owns or will at the Closing own outright, and has good and marketable title to, all of its assets, including without limitation the ORBIT software and all related technical information and other intellectual property rights necessary to the conduct of the Business (collectively, the "TECHNOLOGY"), free and clear of all liens, pledges, mortgages, security interest, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever, except as set forth on Schedule
4.3 attached hereto and incorporated herein. In particular, and not in limitation of the foregoing:

         (a) the Technology does not and will not contain any "backdoor" or concealed access or any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take any action) by or on behalf of PAR or others, will cause the Technology to be destroyed, erased, damaged or otherwise made inoperable;

         (b) the Technology is or will as of the Closing be owned by AsseTrade exclusively without infringing upon, or misusing, misappropriating or otherwise acting adversely to, the right or the claimed right of any person or entity under or with respect to the Technology or any part thereof,

         (c) AsseTrade has not received any notice of any claim of infringement or violation of any third party's copyrights, patents, trade secretes, trademarks or other proprietary rights relating to the Technology nor, to the knowledge of PAR and the Shareholders, does any basis for any such claim or right or interest in the Technology or otherwise adverse to AsseTrade's unqualified right to exclusively own and fully utilize the Technology exist;

         (d) there are no pending or threatened suits, legal proceedings, claims or governmental investigations against or with respect to the Technology or any component thereof;

         (e) except as set forth on Schedule 4.3, there are no licenses, assignments, instruments of transfer, pledges, encumbrances or agreements that are currently outstanding or in effect whereby any interest in or to the Technology has been licensed, assigned, transferred, pledged or otherwise conveyed to any person or entity;

         (f) AsseTrade's rights to the Technology are not being infringed upon or misused or


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         misappropriated by any person or entity;

         (g) to the knowledge of PAR and the Shareholders, neither the use and development of the Technology, nor the offer for sale, sale and use of services related to the Technology, infringes or will infringe upon any intellectual property right of any third party anywhere in the world;

         (h) there are no outstanding agreements, confinements or encumbrances inconsistent with the provisions of this Agreement, whether made or entered into by the PAR or AsseTrade or otherwise;

         (i) to the knowledge of PAR and the Shareholders, no information relating to the Technology has been disclosed in a manner as to become available to the public;

         (j) the Technology will perform in substantial conformity with its specifications as identified in any and all documentation provided to WWWX; and

         (k) to the knowledge of PAR and the Shareholders, the Technology is and will be free from defects in operation or otherwise relating to the year 2000, date data century recognition calculations that accommodate same century and multi-century formulas and date values, and century correct date data interface values will accurately process date and time data (including but not limited to, calculation, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculation, and when used in combination with other information technology, will accurately process data if the other information technology exchanges date and time data with it; and

         (l) AsseTrade owns or will at the Closing own the entire worldwide right, title, and interest in and to all intellectual property rights in the Technology, including without limitation all copyrights in all computer programs and/or other works of authorship included in the Technology, all patent rights in and to any and all inventions included in the Technology, such patent rights including without limitation all patents and patent applications directed to such inventions and the right to file patent applications directed to such inventions, and all rights in the nature of trade secrets in the Technology.

         4.4 TITLE TO PAR ASSETS. PAR owns outright, and has good and marketable title to, all of the PAR Assets free and clear of all clients, pledges, mortgages, security interests, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever, except as set forth on Schedule
4.4 attached hereto and incorporated herein, all of which PAR shall remove at or prior to the Closing.

         4.5 TAX MATTERS. Except as set forth on Schedule 4.5 attached hereto and incorporated herein, PAR and AsseTrade have filed or caused to be filed all Tax Returns (as defined herein) through the taxable year ended December 31, 1998 which are due and required to be filed and have paid or caused to be paid all Taxes due through the date hereof and any assessment of Taxes received, except Taxes or assessments that are being contested in good faith and have been adequately reserved


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against. PAR and AsseTrade have received no notice of, and to the knowledge of
PAR and the Shareholders, there is no pending or threatened proceeding or claim by any governmental agency for assessment or collection of Taxes from PAR or AsseTrade. All such Tax Returns have been prepared on the same basis as that of previous years and in accordance with all applicable laws, regulations and requirements, and accurately reflect the taxable income (or other measure of Tax) or PAR and AsseTrade. PAR and AsseTrade have satisfied all Federal, state, local and foreign withholding tax requirements including but not limited to income, social security and employment tax. There are no liens for Taxes on any of the Purchased Assets. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, "Tax" or "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Tax Returns" means all returns, reports, forms, declarations, claims for refunds or other information required to be filed or supplied to any person including a taxing authority in connection with Taxes (including without limitation information returns and declarations, claims for refunds or other information required to be filed or supplied to any person including a taxing authority in connection with Taxes (including without limitation information returns and declarations of estimated Tax) *Any reference to "filed" or "file" with respect to Taxes shall also be deemed to include "supplied" or "supply").

         4.6 LITIGATION. Except as disclosed in Schedule 4.6 attached hereto and incorporated herein:

         (a) there is no dispute, claim, actions, suit, proceeding, arbitration or governmental investigation, either administrative or judicial, pending, or to the knowledge of PAR and the Shareholders threatened, against PAR, AsseTrade, the Business or the Purchased Assets; and

         (b) neither PAR or AsseTrade is in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse change in the financial condition of PAR, AsseTrade, the Business or the Purchased Assets.

         4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither PAR nor AsseTrade has any liabilities or obligations accrued, absolute, contingent or otherwise, except as disclosed in the Financials or in this Agreement or the Exhibits or Schedules hereto or as incurred, consistent with past business practice, in the normal and ordinary course of the Business, and none of which is material and adverse. For purposes of this Agreement, material means any matter which could exceed $5,000.

         4.8 MATERIAL CONTRACTS. Schedule 4.8 contains a true and correct list of each contract, agreement, commitment or obligation (a) with respect to AsseTrade or the Business, which involves the payment to or from AsseTrade of amounts in excess of $5,000 per year, (b) any license, franchise or distribution agreement, which involves payments to or from AsseTrade in excess of $5,000 per year, and (c) any lease of tangible personal property, which involves payments to or from AsseTrade in


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excess of $5,000 per year (the "ASSETRADE MATERIAL CONTRACTS"). Each of the
AsseTrade Material Contracts constitutes a legal, valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect following the consummation of the transactions contemplated herein and hereby, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party (except as set forth in Schedule 4.8). AsseTrade is not in, or to its knowledge alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of , any AsseTrade Material Contract and, to the best knowledge of PAR and the Shareholders, no other party to any AsseTrade Material Contract has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by AsseTrade or, to the best of the knowledge of PAR and the Shareholders, by any such other party. AsseTrade Material Contract and is not paying liquidated damages in lieu of the performance thereunder.

         4.9 INTANGIBLE ASSETS. Schedule 4.9 sets forth a list of (a) all patents, copyrights, trade names, trademarks, service marks and name (registered or unregistered), and applications and registrations therefor, (b) all research, development and commercially practiced processes, trade secrets, know-how, inventions, and engineering and other technical information, -C- all computer programs, software and data bases owned by or licensed to AsseTrade, (d) all information, drawings, specifications, designs, plans, financial, marketing and business data and plans, other proprietary, confidential or intellectual information or property and all copies and embodiments thereof in whatever form or medium and (e) all customer and membership lists of AsseTrade (collectively "INTANGIBLE ASSETS") as well as a list of all registrations thereof and pending applications therefor. Each of the Intangible assets listed on such schedule as being owned by AsseTrade free and clear of any and all liens and encumbrances and, to the knowledge of PAR and the Shareholders, no other person or entity has any claim of ownership with respect thereto. AsseTrade has adequate licenses or other valid rights to use all of the Intangible Assets which it does not own and which are material to the conduct of the Business. To the knowledge of PAR and the Shareholders, AsseTrade's use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other person or entity, nor is any other person or entity infringing upon, violating or interfering with any intellectual property rights of AsseTrade.

         4.10 COMPLIANCE WITH LAWS. PAR and AsseTrade have complied with and are not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, safety, employee benefit, health or price or wage control law, ordinance, rule regulation or order) applicable to the Business which materially adversely affect or, so far as PAR or the Shareholders can now foresee, may in the future materially adversely affect, the Business or the Purchased Assets.

         4.11 AUTHORIZATION. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly authorized, including, with respect to PAR, by all necessary action of its Board of Directors and the Shareholders, and neither the execution and


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delivery of this Agreement nor the consummation of the transactions contemplated herein by PAR or the Shareholders constitutes a violation or breach of applicable law or any contract or instrument to which PAR or any of the Shareholders is a party or by which it or they are bound, or any order, writ, injunction, decree or judgment applicable to it or them, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which PAR or any Shareholder is a party or by which it or they are bound, or conflicts with or violates any provision of the AsseTrade Documents or the Articles of Incorporation or By-Laws of PAR. Without limiting the generality of the foregoing provisions, the execution and delivery by PAR and the Shareholders of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any agreement, instrument or policy to which PAR or the Shareholders is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court or governmental authority to which PAR and/or any of the Shareholders is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by PAR and the Shareholders and constitutes the legal, valid and binding obligation of PAR and the Shareholders enforceable in accordance with its terms.

         4.12 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of AsseTrade, PAR or any of the Shareholders in connection with the execution and delivery by PAR or the Shareholders of this Agreement, or the compliance by PAR or any of the Shareholders with any of the provisions hereof.

         4.13 INVESTMENT REPRESENTATIONS.

         (a) the shares of WWWX Stock being acquired by PAR are intended to be and are being acquired solely for PAR's account without a view to the current distribution or resale thereof, and PAR does not have any contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of such shares in any manner to any person or entity;

          (b) PAR will not sell, transfer or otherwise dispose of any of the shares of WWWX Stock being acquired by PAR, in any manner, unless at the time of such transfer: (i) a registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and under all other applicable securities laws is in effect with respect to the shares of the WWWX Stock to be sold, transferred or disposed of, and PAR complies with all of the requirements of the Securities Act and such other applicable securities laws with respect to the proposed sale, transfer or disposition does not require registration under the Securities Act or such other applicable securities laws;

          (c) the shares of WWWX Stock being acquired by PAR have not been issued by WWWX pursuant to a registration under the Securities Act, and PAR must therefore hold such shares



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indefinitely unless a subsequent registration or exemption therefrom is available and is obtained. No federal or state agency has approved or disapproved the shares of WWWX Stock being acquired by PAR for investment or any other purpose. All of the shares of WWWX Stock being acquired by PAR have been issued and sold to PAR in reliance upon a specific exemption from the registration requirements of the Securities Act which depends, in part, upon the accuracy of PAR's representations, warranties and agreements set forth in this Agreement; and

          (d) PAR is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

          4.14 DISCLOSURE. No representation or warranty by PAR or the Shareholders in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein the therein not misleading.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF WWWX

          WWWX hereby represents and warrants to PAR, intending for PAR to rely hereon, as follows:

          5.1 ORGANIZATION AND GOOD STANDING. WWWX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2 AUTHORIZATION. The execution and delivery of this Agreement and other actions contemplated hereby have been duly authorized by all necessary action of the Boards of Director and shareholders of WWWX, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by WWWX constitutes a violation or breach of applicable law or any contract or instrument to which WWWX is a party or is bound, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which WWWX is a party or by which it is bound, or conflicts with or violates any provision of the Articles of Incorporation or By-laws of WWWX. Without limiting the generality of the foregoing provisions, the execution and delivery by WWWX of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any agreement, instrument or policy to which WWWX is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court or governmental authority to which it is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by WWWX and constitutes the legal, valid and binding obligation of WWWX enforceable in accordance with its terms.

         5.3 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or


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declaration or filing with, or notification to, any person, entity or governmental body is required on the part of WWWX in connection with the execution and delivery by WWWX of this Agreement, or the compliance by WWWX with any of the provisions hereof.

          5.4 DISCLOSURE. No representation or warranty by WWWX in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

          SECTION 6. CONDUCT PENDING THE CLOSING

          PAR and the Shareholders hereby covenant and agree that, pending the Closing and except as otherwise approved in advance in writing by WWWX:

          6.1 CONDUCT OF BUSINESS. PAR shall carry on and cause AsseTrade to carry on the Business diligently and substantially in the same manner as heretofore and refrain from any action that would result in the breach of any of the representations, warranties or covenants of PAR or the Shareholders hereunder.

          6.2 ACCESS. WWWX and its authorized representatives shall have full access during normal business hours upon prior arrangement with PAR to all properties, books, records, contracts and documents of PAR or AsseTrade relating to the Business, and PAR shall furnish or cause to be furnished to WWWX and its authorized representatives all information with respect to the Purchased Assets and Business as they may reasonably request.

          6.3 CONTRACTS AND COMMITMENTS. PAR shall not permit AsseTrade to enter into any contract, commitment or transaction relating in any way to the Business, except in accordance with the ordinary course of business.

          6.4 SALE OF CAPITAL ASSETS. PAR will not and will not permit AsseTrade to sell or dispose of, or agree to sell or dispose of, any of the Purchased Assets, except in accordance with the ordinary course of business.

          6.5 LIABILITIES. PAR will not, and will not permit AsseTrade to, create any indebtedness or any other fixed or contingent liability in any way to the Business or the Purchased Assets, including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others except for accounts payable in the ordinary course of business consistent with past practices.

          6.6 INSURANCE. All present insurance insuring PAR, AsseTrade, their respective employees, the Business or the Purchased Assets wherever located, will be maintained by PAR and AsseTrade in all respects.

          6.7 PRESERVATION OF ORGANIZATION AND EMPLOYEES. PAR will use its best efforts to preserve the Business intact, to keep available its key employees (if any), and to preserve the present relationships of PAR and AsseTrade with suppliers, customers, banks and others having business relations with them.

          6.8 NO DEFAULT. PAR shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment or obligation by which it or AsseTrade is bound.

          6.9 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, PAR shall have obtained all authorizations, waivers, consents and permits of others required to permit the consummation by PAR of the transactions contemplated by this Agreement or to remove any breach or threatened breach of any representation, warranty or agreement of PAR herein.

          SECTION 7.  CONDITIONS PRECEDENT TO WWWX'S OBLIGATIONS

          All obligations of WWWX under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by WWWX:

          7.1 REPRESENTATIONS AND WARRANTIES. Par's and the Shareholder's representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing.

          7.2 PERFORMANCE OF AGREEMENTS. PAR and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it or them prior to or at the Closing, including without limitation PAR's obligation to deliver the Purchased Assets free and clear of liens and encumbrances in accordance with Section 3.4 hereof and the covenants set forth in Section 6 hereof.

          7.3 ORBIT AGREEMENT AND AGREEMENT WITH BUTCHER-FOX. AsseTrade shall have entered into the ORBIT Agreement, which shall give AsseTrade all necessary rights to the Technology and shall otherwise be satisfactory in form and substance to WWWX. In addition, AsseTrade shall have entered into an agreement with Butcher-Fox, Butcher and Fox, satisfactory in form and substance to WWWX, pursuant to which Butcher-Fox, Butcher and Fox each agree that (a) they will refer all of their respective auction sales involving electronic commerce to AsseTrade (so that AsseTrade will be the auction company handling such sales),
(b) that they will not share in the commissions generated by any such referrals, other than through their interest in AsseTrade, and (c) that they will not establish or otherwise participate in any business involving auctions through electronic commerce, other than AsseTrade.

          7.4 ADVERSE CHANGE. There shall not have been a material adverse change, occurrence or casualty, financial or otherwise, in PAR or AsseTrade or to the Business or the Purchased Assets, whether covered by insurance or not.

         7.5 CLOSING DELIVERIES. PAR shall have delivered the documents and other items described in Section 3 hereof.

          7.6 NO LITIGATION. There shall not be any pending or, to the knowledge of PAR, threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of any party herein.

          7.7 DUE DILIGENCE. Prior to Closing, WWWX shall have the right to conduct a due diligence investigation, audit and financial review of the Business and all of the Purchased Assets and liabilities in order that WWWX, in its sole discretion, may confirm its understanding and valuation of the Business and the Purchased Assets and verifying, among other things, no undisclosed liabilities or potential liabilities of PAR or AsseTrade. Such due diligence shall include, without limitation, all operational, legal, contractual, litigation, employment, purchasing, marketing, accounting, financial, tax and other aspects of the Business. If such investigation is not satisfactory to WWWX, for any reason, WWWX may terminate this Agreement and shall have no further obligation hereunder. WWWX's conduct of its due diligence shall not in any way relieve PAR or the Shareholders of their obligations and liabilities contained in this Agreement including, without limitation, the accuracy of the representations and warranties of PAR and the Shareholders set forth in this Agreement.

         SECTION 8. CONDITIONS PRECEDENT TO PAR'S AND THE SHAREHOLDERS' OBLIGATIONS

          All obligations of PAR and the Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by PAR:

          8.1 REPRESENTATIONS AND WARRANTIES. WWWX's representations and warranties contained in this Agreement shall be true at and as of the time of Closing.

          8.2 PERFORMANCE OF AGREEMENTS. WWWX shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 CLOSING DELIVERIES. WWWX shall have delivered the WWWX Stock to PAR in exchange for the Purchased Assets.

          8.4 NO LITIGATION. There shall not be any pending or threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of any party herein.

          SECTION 9.  FEES AND EXPENSES

          9.1 REPRESENTATION AND INDEMNITY WITH RESPECT TO BROKERS. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the parties hereto shall indemnify and hold the other harmless against any claim, loss, liability or expense which may be asserted against such other party as a result of such first mentioned party's dealings, arrangements or agreements with any such broker or person.

          9.2 EXPENSES OF THE TRANSACTION. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

          9.3 SALES, TRANSFER AND DOCUMENTARY STAMPS. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

          SECTION 10.  INDEMNIFICATION

          10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by any party in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing.

          10.2 INDEMNIFICATION BY PAR AND THE SHAREHOLDERS. PAR and the Shareholders shall jointly and severally defend, indemnify and hold WWWX harmless from and against (a) any and all liabilities and obligations of, or claims against, PAR or AsseTrade arising or accruing prior to the Closing and
(b) all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order or award, caused by or arising out of (i) the breach of any covenant or agreement of PAR or any of the Shareholders in this Agreement or in any certificate delivered by it or them pursuant hereto, or (ii) the failure of any representations or warranties made by PAR or any the Shareholders in this Agreement or in any certificate delivered by it or them pursuant hereto to have been true and correct when made and on and as of the Closing Date.

          10.3 INDEMNIFICATION BY WWWX. WWWX shall defend, indemnify and hold PAR and the Shareholders harmless from and against all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys' fees whether or not reduced to judgment, order or award, caused by or arising out of (a) the breach of any covenant or agreement of WWWX in this Agreement or in any certificate delivered by its pursuant hereto, or (b) the failure of any representations or warranties made by WWWX in this Agreement or in any certificate delivered by its pursuant hereto to have been true and correct when made an on and as of the Closing Date.

         10.4 NOTICE OF INDEMNIFICATION. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person or entity in respect of which payment may be sought by one party hereto from another party under the provisions of this Section 10, the party seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "INDEMNITOR"); provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided in this Section shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state in reasonable detail the representations, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

          10.5 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall be entitled to assume the defense thereof, at the Indemnitor's sole expense. If the Indemnitor assumes the defense of any legal proceeding, it will not settle the legal proceeding, it will not settle the legal proceeding without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). The Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigations, trial and defense of any legal proceeding and any appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of such legal proceeding controlled by the Indemnitor and any appeal arising therefrom. If after receipt of a written notice pursuant to Section 10.4 hereof, the Indemnitor does not undertake to defend any such legal proceeding, the Indemnitee may, but shall have no obligation to, contest or defend against any legal proceeding and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee (including, without limitation, the settlement thereof without the consent of the Indemnitor). If there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the legal proceeding without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. As used herein, a "legal proceeding" includes any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

          10.6 PAYMENT OF INDEMNIFICATION AMOUNTS. Amount payable by the Indemnitor to the Indemnitee in respect of any claims hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

          10.7 RIGHT OF WWWX SUCCESSORS TO ENFORCE. PAR and the Shareholders agree that the provisions of this Section 10 shall inure to the benefit of, and may be enforced by, any successor to the interests of WWWX (by assignment, merger, operation of law or otherwise, and regardless of whether such successor acquires such interests directly from WWWX), holding all or any part of the Purchased Assets ("WWWX SUCCESSOR"), to the same extent as if the representations, warranties, covenants and agreements of PAR and the Shareholders contained in this Agreement had been made directly to such WWWX Successor. PAR and the Shareholders further agree that they shall execute and deliver to any WWWX Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of PAR and the Shareholders and the rights of such WWWX Successor hereunder.

         SECTION 11. POST-CLOSING MATTERS; NON-COMPETITION AGREEMENT

         11.1 FURTHER ASSURANCES. At the request of WWWX or any WWWX Successor from time to time, PAR and the Shareholders shall without further cost to WWWX or such WWWX Successor, at any time and from time to time, promptly do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, to WWWX or such WWWX Successor, as the case may be, all such further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and will do or cause to be done all acts or things as often as may be proper or necessary or advisable for better assuring, conveying, transferring and assigning the Purchased Assets (including, without limitation, the Technology), and effectively to carry out the intent hereof, and to vest in WWWX or, as applicable, any WWWX Successor, the entire right, title and interest in and to all of the Purchased Assets. Without limiting the generality of the foregoing, PAR and the Shareholders each agrees to furnish to WWWX or any WWWX Successor, all data, formulae, models, programs, software, notes, documents and all other information regarding the Technology in their possessions, necessary or useful for WWWX or such WWWX Successor to develop the Technology, to utilize the Technology and to enable its attorneys to evaluate and properly protect the Technology.

         11.2 RESPONSIBILITY FOR LITIGATION. PAR shall be responsible for all present or future litigation and claims for injury and related expenses arising out of the conduct of the Business up to the time of Closing, including without limitation, any litigation disclosed on Schedule 4.5 hereto.

         11.3 TRADE SECRETS/NON-COMPETITION AGREEMENT.

         a. PAR and the Shareholders shall not at any time after the Closing use for its or their own benefit, or divulge to any other person, firm or corporation, any confidential information or trade secrets relating in any way to the Business, and at the Closing, PAR and the Shareholders shall deliver to WWWX all lists of customers, books, records, trade secrets, intellectual property and all other property constituting confidential information belonging to PAR and related to the Business. For the purposes hereof, the term "CONFIDENTIAL INFORMATION" means any and all information related to the Technology, customer and marketing relationships, and business and financial information of the Business.

         b. As a material inducement to WWWX to enter into this Agreement, in consideration of the Purchase Price paid hereunder, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, as well as in recognition of the fact that the value of the Purchased Assets would be diminished substantially if PAR or the Shareholders were to engage in any business or activities in competition with the Business, PAR and the Shareholders covenant and agree that, except as required in the performance of their duties set forth in this agreement or any other written agreement with WWWX or any WWWX Successor, each will not for a period of four (4) years after the Closing Date engage directly or indirectly, whether individually or in partnership or in conjunction with any other person, firm, association, syndicate or corporation, as principal, agent, shareholder, employee, consultant or in any other manner whatsoever, in any business activity competitive with the Business.

         c. PAR and the Shareholders agree that any violation of any of the covenants in this Section would cause substantial and irreparable injury to WWWX or any WWWX Successor, whereupon PAR and/or the Shareholders may be enjoined from any breach or threatened breach thereof in addition to, but not in limitation of, any of the rights or remedies to which WWWX or any such WWWX Successor is or may be entitled to at law or in equity or under this Agreement.

         d. PAR and the Shareholders agree that the limitations set forth above are reasonable in time and geographic scope, and if any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, PAR and the Shareholders agree that if any court of competent jurisdiction shall determine that the duration or geographical limit of the foregoing non-competition covenant is invalid, unreasonable or unenforceable, it is the intention of PAR, the Shareholders and WWWX that it shall not be terminated thereby but shall be deemed to have been amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjudication.

         11.4 RE-CREATION OF ASSETRADE AS A LIMITED LIABILITY COMPANY. Promptly following the Closing, PAR and the Shareholders shall take all action (including, with respect to PAR, voting its shares of AsseTrade.com, Inc. in favor of such action) reasonably required to cause AsseTrade to be re-created as a limited liability company under the terms of an operating agreement that incorporates substantially all of the provisions of the MOU and is otherwise reasonably satisfactory in form and substance to WWWX.

         11.5 RIGHT OF WWWX SUCCESSORS TO ENFORCE. PAR and the Shareholders agree that the provisions of this Section 11 shall inure to the benefit of, and may be enforced by, any WWWX Successor, to the same extent as if the representations, warranties, covenants and agreements of PAR and the Shareholders contained herein had been made directly to such WWWX Successor, and with the further understanding and agreement that the term "Business" as used herein shall include the Business as conducted by any such WWWX Successor. PAR and the Shareholders further agree that they shall execute and deliver to any WWWX Successor such further agreements, instruments or other documents as may be reasonably required to affirm the obligations of PAR and the Shareholders and the rights of such WWWX Successor hereunder.

         SECTION 12. MISCELLANEOUS

         12.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereto agree that jurisdiction shall be proper in the courts of the Commonwealth of Pennsylvania and consent to jurisdiction and venue therein.

         12.2 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written approval of the other party. Notwithstanding the foregoing, WWWX may, without the consent of PAR or the Shareholders, assign its rights under Sections 10 and 11 hereof to any WWWX Successor as provided therein, it being the intent of the parties that any such WWWX Successor shall be a third party beneficiary of such rights. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, WWWX, PAR, the Shareholders and their respective heirs, personal representatives, successors and assigns.

         12.3 HEADINGS FOR REFERENCE ONLY. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

         12.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by confirmed fax, personally, or by recognized overnight courier, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other party may have specified by notice given to the other party pursuant to this provision):

         If to WWWX:                  World Wide Web NetworX Corporation
                                      3000 Atrium Way, Suite 202
                                      Mt. Laurel, NJ 08054
                                      Attention : Robert D. Kohn
                                      Fax no. (609) 273-6913

         If to PAR :                  Positive Asset Remarketing, Inc.
                                      Post Office Box 415
                                      Sharon, MA 02067
                                      Attention: Benjamin R. Kafka
                                      Fax no. (508) 660-7755

         12.5 ENTIRE AGREEMENT AND AMENDMENT. This document and the Exhibits and Schedules hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, understandings, representations and warranties between the parties any may not be amended except by written instrument executed by the parties hereto.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                                       17

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the first above written.

ATTEST:                               WORLDWIDE WEB NETWORX CORPORATION

By:     //s//                         By:  //Robert D. Kohn//
   -------------------------             ----------------------------------
ATTEST:                               [WWWX SUBSIDIARY]

By:    //s//                          By:  //Robert D. Kohn//
   -------------------------             ----------------------------------
ATTEST:                               POSITIVE ASSET REMARKETING, INC.

By: //MKafka//                        By:  //Benjamin R. Kafka//
   -------------------------             ----------------------------------
WITNESS:                              SHAREHOLDERS:

    //Irene W. McGrath//                   //Benjamin R. Kafka//
----------------------------          -------------------------------------
                                      Benjamin R. Kafka

   //Benjamin R. Kafka//                   //Mark LM Quinn//
----------------------------          -------------------------------------
                                      Mark LM Quinn

  //Sara Holm//                            //Raymond Bastarache//
----------------------------          -------------------------------------
Sara Holm                             Raymond Bastarache

 //Benjamin R. Kafka//                    //Alfred H. Kafka//
----------------------------          -------------------------------------
                                      Alfred H. Kafka



                                       18